Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Gentiva Health Services, Inc., which appears in Gentiva Health Services, Inc. Annual Report on Form 10-K for the year ended January 3, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
May 26, 2010